SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

     FORM 8-K CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported) September 10, 2004

     L & L FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA 000-32505 91-2103949

(State of Incorporation)( Commission File Number)(I.R.S. Employer Identification No.) 720 Third Avenue, Suite 1611, Seattle, WA 98104 (Address of principal executive office) (Zip Code) Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A

(Former name or former address if changed since last report)

Section 1 – Registrant's Business and Operations Item 1.01 Entry into a Material Definitive Agreement. N/A

Item 1.02 Termination of a Material Definitive Agreement.

N/A

Item 1.03 Bankruptcy or Receivership.

N/A

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

N/A

Item 2.02 Results of Operations and Financial Condition.

N/A

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

N/A

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

N/A

Item 2.05 Costs Associated with Exit or Disposal Activities.

N/A
Item 2.06 Material Impairments.
N/A
Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

N/A

Item 3.02 Unregistered Sales of Equity Securities.

N/A

Item 3.03 Material Modification to Rights of Security Holders.

N/A

Section 4 – Matters related to Accounts and Financial Information

Item 4.01 Changes in Registrant's Certifying Accountant.

N/A

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

N/A

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

N/A

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors accepted the resignation of Mr. Roy Olmsted on September 10, 2004. Mr. Olmsted resigned because of his personal reasons.

The Board of Directors appointed Mr. Charles E. K. Sheppard as an Independent Member of the Board of Directors on September 10, 2004. Mr. Sheppard is an executive with 30 years of experience of business in Asia, and North America. At present, Mr. Sheppard is the CEO of Laurent Financial Holdings, Inc., a position he held since 1998. Mr. Sheppard resides in Vancouver, Canada. He graduated from Royal Melbourne Institute of Technology, Australia.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waive of a Provision of the Code of Ethics.

Section 6- [Reserved]
Section 7- Regulation FD
Item 7.01 Regulation FD Disclosure.
N/A
Section 8- Other Events
Item 8.01 Other Events.
N/A

Section 9- Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

N/A
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

Date:	September 10, 2004	By: /S/ Dickson Lee

Dickson Lee, CEO